EXHIBIT 23(e)

                             UNDERWRITING AGREEMENT
                                     BETWEEN
                          THE PHOENIX EDGE SERIES FUND
                                       AND
                       PHOENIX EQUITY PLANNING CORPORATION



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                             UNDERWRITING AGREEMENT
                                     BETWEEN
                          THE PHOENIX EDGE SERIES FUND
                                       AND
                       PHOENIX EQUITY PLANNING CORPORATION

     THIS AGREEMENT, made and entered into December 5, 2005, by and between The Phoenix Edge Series Fund (the "Fund") for its four portfolios, Phoenix-S&P Dynamic Asset Allocation Series: Moderate, Phoenix-S&P Dynamic Asset Allocation
Series: Moderate Growth, Phoenix-S&P Dynamic Asset Allocation Series: Growth, and Phoenix-S&P Dynamic Asset Allocation Series: Aggressive Growth (the "Series"), a Massachusetts business trust having a place of business located at 101 Munson Street, Greenfield, Massachusetts, 01302 and Phoenix Equity Planning Corporation, a Connecticut corporation (the "Underwriter") having a place of business located at 56 Prospect Street, Hartford, Connecticut, 06102.

                                    RECITALS

     (A) The Fund is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company consisting of a number of investment portfolios (each, a "Series").

     (B) The Fund issues a separate series of shares of capital stock for each Fund representing a fractional undivided interest in each of the Series.

     (C) Each Series of the Fund's shares ("Shares") are registered under the Securities Act of 1933, as amended (the "1933 Act"), on Form N-1A. The term "Registration Statement," as used herein, shall mean the Fund's 1933 Act Form N-1A registration statement, including all prospectuses therein and exhibits thereto, as of the effective date of the most recent post-effective amendment thereto.

     (D) Underwriter is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

     (E) Each Series of Shares is offered and sold to separate accounts of life insurance companies issuing variable annuity contracts (the "Contracts") and/or variable life insurance policies (the "Policies") as investment options under such Contracts and Policies.

     (F) Each such insurance company (an "Insurer") has entered into a participation agreement (a "Participation Agreement") with the Fund and Underwriter pursuant to which it purchases Shares of the various series for its separate accounts.

     (G) Each Insurer performs all of the services necessary to administer the Contracts and Policies issued by it including account maintenance, record keeping services, and administrative services that may benefit the Fund and the Series.



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     (H) Underwriter is the principal underwriter of such Contracts and
Policies. In its efforts to distribute Contracts and Policies, Underwriter often engages in activities primarily intended to promote the indirect sale of Shares of one or more of the Series shown on Schedule A by promoting such Series as investment options under the Contracts and Policies. In this connection, the Fund has adopted a plan pursuant to which Shares of the Series shown on Schedule A bear an expense designed to cover some of the costs of such activities (the "Distribution Plan") by the Underwriter.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

1.   SERVICES AS THE UNDERWRITER OF THE FUND'S SHARES

     1.1 Underwriter agrees to serve as agent of the Fund for the distribution of the Fund's Shares of the Series. The Fund grants to Underwriter exclusive authority to distribute the Shares. Underwriter agrees to use appropriate efforts to solicit orders for the sale of such shares and to undertake such advertising and promotion as it believes reasonable in connection with such solicitation. Underwriter agrees to offer and sell the Shares at the applicable public offering price or net asset value as set forth in the Fund's Registration Statement.

     1.2 In distributing the Shares, Underwriter will comply with all applicable laws, rules, and regulations, including, without limitation, the 1940 Act, 1933 Act and 1934 Act, and all rules and regulations adopted thereunder, as well as all rules of the NASD. Likewise, in distributing Shares, Underwriter will comply with the terms of the Participation Agreement in effect among it, the Fund and the Insurer to which it is offering or selling Shares.

     1.3 Underwriter agrees to subscribe for Shares as principal for resale to Insurers (or other qualifying investors), as permitted by a Participation Agreement. Underwriter agrees to devote reasonable time and effort to solicit sales of the Shares, but will not be obligated to sell any specific number of Shares. The services of Underwriter to the Fund under this Agreement are not exclusive and nothing contained herein shall prevent Underwriter from serving as Underwriter of securities of other issuers, including shares of other investment companies, as long as such service to such other issuers does not impair Underwriter's obligations under this Agreement.

     1.4 Underwriter shall, at its own expense, finance such activities as it considers reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of other underwriters, broker-dealers and sales personnel, printing and mailing prospectuses to prospective investors in a Series, and printing and mailing of sales literature to prospective investors in a Series. Likewise, Underwriter shall, at its own expense, finance such activities as it considers reasonable that are intended to provide services to investors in a Series. Underwriter shall be responsible for reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications, etc.) for the Series, and shall file with the NASD or other appropriate regulators all such materials as are required to be filed under applicable laws and regulations. In addition, Underwriter shall provide sufficient personnel, during normal business hours, reasonably necessary to respond to telephone


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inquiries regarding the Series. Except as provided in sections 1.5 and 1.6 below, the Fund will not compensate Underwriter for Underwriter's services under this Agreement.

     1.5 The Series shown on Schedule A may compensate Underwriter, in accordance with the Distribution Plan, for all or a part of the activities described in Section 1.4 above. No provision of this Agreement shall be interpreted to prohibit:

         o  a Series to pay the Underwriter, or

         o Underwriter or the Fund to pay broker-dealers selling Contracts or Policies, or other broker-dealers or financial intermediaries, that participate in activities primarily intended to promote the sale of Shares, where such payments are made pursuant to the Distribution Plan adopted by the Fund on behalf of such Series pursuant to Rule 12b-1 under the 1940 Act.

Underwriter shall prepare reports to the Fund's board of directors regarding its activities under this Agreement as shall, from time to time, be reasonably requested by the board, including reports about the use of Distribution Plan payments, if any.

     1.6 In furtherance of its duties under this Agreement, Underwriter shall become a party to each Participation Agreement.

     1.7 Underwriter agrees to promptly advise the Fund's transfer agent, or any other agent designated in writing by the Fund, of all purchase orders for Shares. Underwriter agrees to pay, or arrange payment, for Shares, and to promptly deliver such payment, along with appropriate instructions, to the Fund or its transfer agent. Subject to the terms of the applicable Participation Agreement, whenever in their judgment such action is warranted by unusual market, economic or, political, conditions, the Fund's officers may decline to accept any orders for, or make any sales of Shares until such time as such officers consider it advisable for the Fund to accept such orders and make such sales. The Fund agrees to promptly advise Underwriter of its determination to recommence offers and sales of Shares. The Fund's transfer agent shall record Share transactions in "book-entry" form and maintain such records.

     1.8 Underwriter agrees that it is a "service provider" to the Fund as defined in Rule 38a-1 under the 1940 Act and will provide to the Fund the information required of it under the Rule.

     1.9 Underwriter represents and warrants that it: (a) has adopted an anti-money laundering compliance program that satisfies the requirements of all applicable laws and regulations, (b) will notify the Fund promptly if an inspection by the appropriate regulatory authorities or an internal examination or audit identifies any material deficiency in this program, and (c) will promptly remedy any such deficiency.

     1.10 The Fund agrees, at its own expense, to execute all documents, furnish any and all information, and to take any other actions, that may be reasonably necessary in connection with registering the Shares under the 1933 Act to the extent necessary and to have available for sale


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the number of Shares as may reasonably be expected to be purchased. Likewise, the Fund will bear all costs and expenses, including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of the Registration Statement (including prospectuses contained therein) under the 1933 Act and the 1940 Act. If so provided for in the applicable Participation Agreement, this may include the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials to shareholders and to owners of Contracts and Policies indirectly invested in Shares.

     1.11 Consistent with the practice of mutual funds that make their shares available only to separate accounts of insurance companies and other qualified purchasers, the Fund agrees to comply with the terms and conditions of relevant exemptions from the securities laws of such of the 50 states of the United States, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and such other jurisdictions as the Underwriter and the Fund may determine. To the extent that exemptions from the securities laws of any such jurisdiction are not available to the Fund and the Shares, the Fund shall, at its own expense, use its best efforts to comply with the registration, notification or qualification requirements of such laws in order for the Shares to be lawfully sold to Insurers in such jurisdiction, and shall maintain any such registration, notification or qualification in effect as long as may be reasonably requested by Underwriter.

     1.12 The Fund shall furnish Underwriter such information about the Fund as Underwriter may, from time to time, reasonably request, all of which information must be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, will be true and correct. Upon request, the Fund also will furnish Underwriter with:

         o  annual audited financial statements of the Fund or Series,
         o  quarterly earnings statements of the Fund or Series,
         o  a monthly list of portfolio securities of each Series,
         o as soon as practicable after the end of each month, a monthly balance sheet of each Series,
         o any additional information about the financial condition of the Fund or any Series that Underwriter may reasonably request from time to time.

     The Fund authorizes Underwriter to use any prospectuses contained in the Registration Statement in the forms furnished from time to time to Underwriter, and agrees to furnish such quantities of prospectuses as Underwriter may reasonably request.

     Neither Underwriter nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or in any sales literature approved by the Fund.

     1.13 The Fund represents that the Registration Statement has been carefully prepared in conformity with the requirements of the 1933 Act, 1940 Act and the respective rules and regulations thereunder, including Form N-1A. The Fund represents and warrants that: (a) the Registration Statement contains all statements required to be made therein in conformity with the


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1933 Act and rules thereunder, and (b) all statements of fact contained in the
Registration Statement are true and correct in all material respects and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     To the extent it believes necessary or advisable, the Fund may propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to prospectuses therein. In the event that Underwriter makes a written request to the Fund to amend the Registration Statement or supplement a prospectus and the Fund does not (or cannot) comply with such request within 15 days, then Underwriter may terminate this Agreement in accordance with the requirements of section 2 of this Agreement or decline to make offers of Shares until the requested amendment(s) or supplements are prepared and become effective. The Fund will make every reasonable effort to notify Underwriter reasonably far in advance of making any amendment to the Registration Statement or supplementing any prospectus contained therein.

     1.14 No Shares may be offered by Underwriter or the Fund under any of the provisions of this Agreement, and no orders for the purchase or sale of Shares pursuant to this Agreement will be accepted by the Fund, if and so long as the effectiveness of the Registration Statement is suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus as required by Section 10 of the 1933 Act is not on file with the Securities and Exchange Commission ("SEC"); provided, however, that nothing contained in this Section
1.14 will in any way restrict or have an application to or bearing upon the Fund's obligation to redeem its shares from any shareholder in accordance with the Registration Statement and the 1940 Act. Notwithstanding the foregoing, Underwriter may continue to offer Shares until it has been notified in writing of the occurrence of any of the foregoing events.

2.   INDEMNIFICATION

     2.1 The Fund agrees promptly to notify Underwriter of the commencement of any litigation or proceedings against the Fund or any of its officers or trustees in connection with the issuance and sale of any Shares.

     2.2 The Fund agrees to indemnify and hold Underwriter, its several officers and directors, and any person who controls Underwriter within the meaning of
Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) and that Underwriter, its officers and directors, or the controlling person may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement (including any prospectus therein) or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in the Registration Statement (or in a prospectus) or necessary to make the statements in either not misleading; provided, however, that the Fund's agreement to indemnify Underwriter, its officers and directors, and the controlling person will not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission


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or alleged omission in the Registration Statement (or a prospectus) made in reliance upon and in conformity with written information furnished to the Fund by Underwriter specifically for use in the preparation of the Registration Statement.

     2.3 The Fund's agreement to indemnify Underwriter, its officers and directors, and any controlling person, described in section 2.2, is expressly conditioned upon the Fund's being notified of any action brought against Underwriter, its officers or directors, or any controlling person, such notification to be given by letter or by electronic mail addressed to the Fund at its principal office in 101 Munson Street, Greenfield, Massachusetts 01302 within ten days after the summons or other first legal process is served. The failure to notify the Fund in this manner of any such action will relieve the Fund from any liability that the Fund may have to the person against whom the action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this Section 2.

     2.4 The Fund will be entitled to assume the defense of any suit brought to enforce any claim, demand or liability contemplated by this Section 2, but, in such case, the defense will be conducted by counsel of good standing chosen by the Fund and approved by Underwriter (who will not, except with the consent of Underwriter, be counsel to the Fund). In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by Underwriter, the defendant or defendants in the suit will bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case Underwriter does not approve of counsel chosen by the Fund, the Fund will reimburse Underwriter, its officers and directors, or the controlling person or persons named as defendant or defendants in the suit, for the fees and expenses of any counsel retained by Underwriter or them.

     2.5 The Fund's indemnification agreement contained in this Section 2 and the Fund's representations and warranties in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of Underwriter, its officers and directors, or any controlling person, and will survive the delivery of any Shares. The Fund's agreement of indemnity will inure exclusively to Underwriter's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors, except that the Fund will not be obligated to indemnify any entity or person pursuant to this Section 2 against any liability to which Underwriter, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     2.6 Underwriter agrees to indemnify and hold the Fund, its several officers and directors, and any person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending those claims, demands or liabilities and any counsel fees incurred in connection with them) that the Fund, its officers or directors, or the controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that the liability or expense incurred by the Fund, its officers or directors, or


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the controlling person resulting from the claims or demands arise out of or are based upon any untrue, or alleged untrue statement of a material fact contained in information furnished in writing by Underwriter to the Fund specifically for use in the Registration Statement and used in the Fund's answers to any of the items of the Registration Statement (or in the prospectuses contained therein), or arise out of or are based upon any omission, or alleged omission, to state a material fact in connection with the information furnished in writing by Underwriter to the Fund and required to be stated in the answers or necessary to make the information not misleading.

     2.7 Underwriter's agreement to indemnify the Fund, its officers and directors, and any controlling person under this Section 2 is expressly conditioned upon Underwriter being notified of any action brought against the Fund, its officers or directors, or any controlling person, such notification to be given by letter or electronic mail addressed to Underwriter at its principal office in 56 Prospect Street, Hartford, Connecticut 06102 and sent to Underwriter by the person against whom the action is brought, within ten days after the summons or other first legal process is served. The failure to notify Underwriter of any such action will not relieve Underwriter from any liability that Underwriter may have to the Fund, its officers or directors, or to the controlling person otherwise than on account of Underwriter's indemnity agreement contained in this Section 2.

     2.8 Underwriter will have the right to control the defense of any action contemplated by this Section 2, with counsel of its own choosing, satisfactory to the Fund, unless the action referred to in Section 2.7 is not based solely upon an alleged misstatement or omission on Underwriter's part. In such event, the Fund, its officers or directors or the controlling person will each have the right to participate in the defense or preparation of the defense of the action.

     2.9 Underwriter will not be obligated to indemnify any entity or person pursuant to this Section 2 against any liability to which the Fund, its officers and directors, or any controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of, or reckless disregard of, the obligations and duties set forth in this Agreement.

     2.10 The Fund agrees to advise Underwriter immediately in writing:

         o of any request by the SEC for amendments to the Registration Statement (or a prospectus) or any additional information regarding the Fund or any of its Series,

         o of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose,

         o of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement (or in a prospectus) or that requires the making of any change in the Registration Statement (or prospectus) in order to make the statements therein not misleading, and

         o of all actions of the SEC with respect to any amendments to the Registration Statement (or a prospectus) that may from time to time be filed with the SEC.


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3.   AMENDMENT

     This Agreement may be amended by the parties only if the amendment is specifically approved by: (a) the board of trustees of the Fund, or by the vote of a majority of outstanding voting Shares of the Fund, and (b) a majority of those trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party cast in person at a meeting called for the purpose of voting on the approval.

4.   TERM

     This Agreement will become effective as of December 5, 2005 and thereafter will continue automatically for successive annual periods, as long as its continuance is specifically approved at least annually: (a) by the board of trustees of the Fund, or (b) by a vote of a majority (as defined in the 1940
Act) of the Fund's outstanding voting Shares, provided that in either event the continuance is also approved by a majority of the directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any party by vote cast in person at a meeting called for the purpose of voting on the approval. This Agreement is terminable without penalty: (a) on not less than 60 days' notice (i) by action of the trustees who are not interested persons (as defined in the 1940 Act) of the Fund, or (ii) by the vote of holders of a majority of the Shares, or (b) upon not less than 60 days' written notice by Underwriter.

5.   MISCELLANEOUS

     5.1 Successors and Assigns. This Agreement shall be binding upon the parties hereto, but not upon their transferees, successors and assigns.

     5.2 Assignment. This Agreement shall terminate in the event of its assignment by either party.

     5.3 Intended Beneficiaries. No provision of this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right or remedy. The Agreement is intended for the exclusive benefit of the parties hereto.

     5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall together constitute one and the same instrument.

     5.5 Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of Connecticut, without reference to the conflict of laws principles thereof.

     5.6 Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been part of the Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       PHOENIX EQUITY PLANNING CORPORATION


                                       By: /s/ John H. Beers
                                           ----------------------------------
                                       Name:   John H. Beers
                                       Title:  Vice President and Secretary

                                       THE PHOENIX EDGE SERIES FUND


                                       By: /s/ Gina Collopy O'Connell
                                           ----------------------------------
                                       Name:   Gina Collopy O'Connell
                                       Title:  Senior Vice President








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                                   SCHEDULE A

Phoenix-S&P Dynamic Asset Allocation Series:  Moderate
Phoenix-S&P Dynamic Asset Allocation Series:  Moderate Growth
Phoenix-S&P Dynamic Asset Allocation Series:  Growth
Phoenix-S&P Dynamic Asset Allocation Series:  Aggressive Growth










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